UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2013

SKYLINE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN	46515
(Address of principal executive offices)	(Zip Code)

(574) 294-6521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 5, 2013, Skyline Corporation issued a news release reporting the financial results of the third fiscal quarter and nine months ended February 28, 2013. A copy of the news release is attached to this Current Report as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2013, at a meeting of the Board of Directors, Thomas G. Deranek announced his retirement from the Board. The remaining members elected Samuel S. Thompson to succeed Mr. Deranek. Mr. Thompson, age 64, served as the Corporation’s General Counsel since 1991. In addition, he was since 1981 until his retirement date of December 31, 2012, a Partner in the law firm of Barnes and Thornburg LLP in Elkhart, Indiana. Mr. Thompson was elected due to his experience with the Corporation, and his knowledge of both the manufactured housing and recreational vehicle industries. Mr. Thompson will be a member of the Audit, Compensation, and Nominating and Governance Committees.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

99.1	News release of Skyline Corporation dated April 5, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION

Date: April 5, 2013

	By:	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer

Index to Exhibits

99.1	News release of Skyline Corporation dated April 5, 2013